Exhibit 23.1

Chang G. Park, CPA, Ph. D.
♦ 2667 CANIMO DEL RIO SOUTH PLAZA B ♦ SAN DIEGO ♦ CALIFORNIA 92108-3707♦
♦ TELEPHONE (858)722-5953 ♦ FAX (858) 761 -0341 ♦ FAX (858) 764-5480
♦ E-MAIL changgpark@gmail.com ♦

December 10, 2009

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion of our report of December 1, 2009 on the reviewed financial statements of West-Core Drilling, Inc. as of September 30, 2009, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Chang Q. Park
Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

Chang G. Park, CPA, Ph. D.
♦ 2667 CAMINO DEL RIO S. PLAZA B ♦ SAN DIEGO ♦ CALIFORNIA 92108-3707 ♦
♦ TELEPHONE (858)722-5953 ♦ FAX (858) 761 -0341 ♦ FAX (858) 433-2979
♦ E-MAIL changgpark@gmail.com ♦

December 10, 2009

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion of our report of August 13, 2009 on the audited financial statements of West-Core Drilling, Inc. as of December 31, 2008, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/Chang Q. Park
Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board